UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2020

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On September 8, 2020, Calavo Growers, Inc. (Calavo) issued a press release containing our financial results for the three- and nine-month periods ended July 31, 2020. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by Calavo under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2020, Dorcas H. Thille notified Calavo that she does not intend to stand for re-election as a director at Calavo’s 2021 annual meeting of shareholders and that she intends to retire as a director of Calavo on January 3, 2021. On September 7, 2020, Egidio Carbone, Jr. notified Calavo that he does not intend to stand for re-election as a director at Calavo’s 2021 annual meeting of shareholders and that he intends to retire as a director of Calavo on January 3, 2021. Neither director’s decision is the result of any disagreement with Calavo on any matter relating to Calavo’s operations, policies or practices.

On September 7, 2020, Calavo’s Board of Directors appointed Farha Aslam as a director of Calavo, with such appointment to be effective January 3, 2021, and as a member of Calavo’s Audit Committee, effective January 3, 2021. Calavo’s Board of Directors also determined that, effective January 3, 2021, the authorized number of Calavo’s directors will be reduced from 13 to 12.

Ms. Aslam is Founder and Managing Partner at Crescent House Capital, an investment and strategic advisory firm that focuses on the agriculture, energy and food processing industries. Earlier, she was a Managing Director at Stephens Inc. where she led the firm’s food and agribusiness equity research team and built a top-tier research franchise that spanned the grain, ethanol, protein, and packaged food sectors. She also successfully positioned several lead-managed equity offerings and debt financings. Prior to Stephens, Ms. Aslam was a Vice President at Merrill Lynch and a Risk Management Advisor at UBS.

Ms. Aslam currently serves on several Boards of Directors including Pilgrims Pride, a leading poultry processor and Saffron Road, a natural food producer and marketer. She is also a nonprofit board member at Developments in Literacy. A graduate of the University of California, Irvine with a BA, Economics, she also holds an MBA from Columbia University.

Ms. Aslam shall receive the compensation for Board and committee service that is received by other Calavo non-employee directors. Ms. Aslam does not have any arrangements or understandings with any other persons pursuant to which she was selected as a director and that require disclosure under Item 5.02(d)(2) of Securities and Exchange Commission (SEC) Form 8-K, and there are no transactions or proposed transactions between Ms. Aslam and Calavo or any of its subsidiaries that require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

A copy of the press release describing the retirement of Ms. Thille and Mr. Carbone as directors and the appointment of Ms. Farha as a director is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release dated September 8, 2020 of the Registrant.
	99.2	Press release dated September 8, 2020 of the Registrant.
	104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
September 8, 2020
	By:	/s/ James Gibson
James Gibson Chief Executive Officer (Principal Executive Officer)

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